Exhibit 23.J






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 26 to Registration Statement No. 33-53800 of The Chesapeake Core Growth Fund (a series of Gardner Lewis Investment Trust) of our report dated November 28, 2001, appearing in the Annual Report for the period ended October 31, 2001, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of such Registration Statement.


 /s/ Deloitte & Touche, LLP

New York, New York
May 13, 2002